UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                       Date of Report: September 12, 2000

                         Wichita Development Corporation
                         -------------------------------
             (Exact name of registrant as specified in its charter)

                                     Nevada
                                     ------
         (State or other jurisdiction of incorporation or organization)


           0-29383                                     88-0356200
           -------                                     ----------
   (Commission File Number)               (IRS Employer Identification Number)


                          c/o Richard Surber, President
            268 West 400 South, Suite 300, Salt Lake City, Utah 84101
           ----------------------------------------------------------
                    (Address of principal executive offices)


                                 (801) 575-8073
                                 --------------
              (Registrant's telephone number, including area code)

                              Cyberbotanical, Inc.
                              --------------------
          (Former name or former address, if changed since last report)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

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On August 29, 2000,  the Company  entered into an agreement  with Kelly's Coffee
Group, Inc. ("Kelly's) to sell to Kellys 18,400,000 newly issued shares of the Company's common stock in exchange for a cash payment of $540,554.00. These funds were used to acquire a building known as the Board of Trade Building, located at 120 Market Street in Wichita Kansas. This provides Kelly's with ownership of not less than 90% of the issued and outstanding shares of the Company's common stock.

The seller of the building was Board of Trade Center LLC, a Kansas limited liability company. The building is a 50,000 square foot, eight story office building located in the central business district of Wichita, Kansas. Current occupancy rates at the building are approximately 83% and the prior management of the building has been retained to continue operation of the building. The building is rented at an average of approximately $6.00 a square foot by the current tenants, including the prior owners of the building who remains as a tenant.

This real estate acquisition is expected to provide the company with positive earnings and operations that will help to fund the future expansion and provide operating capital for the Company.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

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The following exhibits are included:

10(i)Stock  Purchase  Agreement  dated  August 29, 2000 between  Kelly's  Coffee
     Group, Inc. and Cyberbotanical, Inc.(incorporated by reference to Form 8-K filed with the SEC on September 13, 2000)

10(ii) Financial Statement of operations for the Board of Trade Building.

Pursuant to the requirement of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Cyberbotanical, Inc.


Signature                                            Date
---------                                            ----

By:/s/  Richard Surber                               November 9, 2000
   -----------------------------
Name:    Richard Surber
Title:   President

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